EXHIBIT 10.2


                        WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED NEITHER THE WARRANT NOR THE SHARES MAY BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN THIS WARRANT OR THE SHARES ISSUABLE HEREUNDER.

Issuer:  Integrated Surgical Systems, Inc.
Class of Stock: Common Stock
Issue Date: June 9, 2004
Expiration Date: June 9, 2006

     THIS WARRANT CERTIFICATE is being issued pursuant to that certain Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement") between Integrated Surgical Systems, Inc., a Delaware corporation (the "Company") and Golden Gate Investors, Inc., a California corporation ("Holder"). Terms not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement or the 6 3/4 % Convertible Debenture ("Debenture").

          1.1 Warrants. The Company hereby grants to Holder the right to purchase 1,500,000 shares of the Company's Common Stock (the "Shares" or "Warrant Shares"). For avoidance of doubt, this Warrant may be exercised concurrently with or subsequent to the issuance of a Conversion Notice under the Debenture in accordance with the Securities Purchase Agreement. The date that the Holder issues a Conversion Notice under the Debenture is hereafter referred to as the "Conversion Date." Holder agrees that, beginning in the first full calendar month after the Registration Statement is declared effective with the SEC,

Beginning in the first full calendar month after the Registration Statement is declared effective, Holder will exercise at least 4% of the Warrants per calendar month, in conjunction with the issuance of Conversion Notices under the Debenture, provided that the Common Shares are available, registered and freely tradable. In the event Holder breaches this provision, Holder shall not be entitled to collect interest on the Debenture for that month. In the event Holder breaches this provision for two consecutive months, at the option of the Company, this Agreement, the Registration Rights Agreement, the Securities Purchase Agreement and the associated Debenture shall terminate, and the outstanding principal of the Debenture, together with accrued but unpaid interest thereon, shall mature one month after the end of such second consecutive month.

Holder will exercise no more than 12% (such 12% maximum amount to be cumulative from the Deadline), of the Warrants per calendar month. The 12% monthly maximum amount shall not be applicable if the Current Market Price of the Common Stock at anytime during the applicable month is higher than the Current Market Price of the Common Stock on the Closing Date.

                                       1
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Initials                                                                Initials

This Warrant shall expire and Holder shall no longer be able to purchase the Warrant Shares on June 9, 2006.

                                    ARTICLE 2
                                    EXERCISE

          2.1 Method of Exercise. Holder may exercise this Warrant Certificate by delivering a duly executed warrant notice of exercise in substantially the form attached hereto as Appendix A ("Warrant Notice of Exercise") to the principal office of the Company.

          2.2 Delivery of Certificate and New Warrant. As promptly as practicable after the receipt of the Warrant Notice of Exercise, but in any event not more than three (3) Business Days after the Company's receipt of the Warrant Notice of Exercise, the Company shall issue the Warrant Shares and cause to be mailed for delivery by overnight courier, or if a Registration Statement covering the Warrant Shares has been declared effective by the SEC cause to be electronically transferred, to Holder a certificate representing the Warrant Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant Certificate substantially in the form of this Warrant representing the right to acquire the portion of the Warrant Shares not so exercised shall be delivered to Holder.

          2.3 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant Certificate, the Company at its expense shall execute and deliver, in lieu of this Warrant Certificate, a new warrant certificate of like tenor.

          2.4 Exercise Price. The Exercise Price of this Warrant shall be $1.00 per Share.

          2.5 Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant Certificate, if the resale of the Warrant Shares by the Holder is not then registered pursuant to an effective Registration Statement, upon the expiration of one year from April 2, 2004 (the "Issue Date"), this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof ( a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, Holder shall surrender this Warrant for that number of Warrant Shares determined by multiplying the number of Warrant Shares to which it otherwise would be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator or which shall be the then Current Market Price per share of Common Stock.

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

          2.6 Mandatory Exercise. In accordance with the Securities Purchase Agreement, at anytime Holder shall convert all or any part of the Debenture, Holder shall simultaneously therewith exercise Warrants in a dollar amount equal to ten times the dollar amount of the Debenture conversion.

                                    ARTICLE 3
                        ADJUSTMENT TO THE WARRANT SHARES

     The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          3.1 Reclassification. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant then, and in any such case, the Holder, upon the exercise hereof at any time after the consummation of such reclassification or change, shall be entitled to receive in lieu of each Warrant Share theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and/or property received upon such reclassification or change by a holder of one Warrant Share. The provisions of this Section 2.1 shall similarly apply to successive reclassifications or changes.

          3.2 Subdivision or Combination of Common Stock. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

          3.3 Stock Dividends. If the Company, at any time while this Warrant is outstanding shall pay a dividend payable in shares of Common Stock, or make any other distribution of shares of Common Stock (except any distribution specifically provided for in Section 2.1 and Section 2.2 above), then the Exercise Price shall be adjusted, effective from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction, (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          3.4 Non-Cash Dividends. If the Company at any time while this Warrant is outstanding shall pay a dividend payable in securities other than Common Stock or other non-cash property, or make any other distribution of such securities or property (except any distribution specifically provided for in Section 2.1 and Section 2.2 above), then this Warrant shall represent the right to acquire upon exercise of this Warrant such securities or property which the Holder would have been entitled to receive upon such dividend or distribution had such Warrant been exercised in full immediately prior thereto, without the payment by the Holder of any additional consideration for such securities or property.

          3.5 Effect of Reorganization and Asset Sales. If any (i) reorganization or reclassification of the Common Stock (ii) consolidation or merger of the Company with or into another corporation, or (iii) sale or all or substantially all of the Company's operating assets to another corporation followed by a liquidation of the Company (any such transaction shall be referred to herein as an "Event"), is effected in such a way that holders of Common Stock are entitled to receive securities and/or assets as a result of their Common Stock ownership, the Holder, upon exercise of this Warrant, shall be entitled to receive such shares of stock securities or assets which the Holder would have received had it fully exercised this Warrant on or prior the record date for such Event. The Company shall not merge into or consolidate with another corporation or sell all of its assets to another corporation for a consideration consisting primarily of securities of such corporation, unless the successor or acquiring corporation, as the case may be, shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Certificate to be performed or observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2. The foregoing provisions shall similarly apply to successive mergers, consolidations or sales of assets.

          3.6 Adjustment of Number of Warrant Shares. Upon each adjustment in the Exercise Price, the number of Warrant Shares shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares, purchasable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

          3.7 No Impairment. The Company shall not, by amendment of its articles of incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant Certificate by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Warrant Certificate and in taking all such action as may be reasonably necessary or appropriate to protect Holder's rights hereunder against impairment. If the Company takes any action affecting its Common Stock other than as described above that adversely affects Holder's rights under this Warrant Certificate, the Exercise Price shall be adjusted downward and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Exercise Price of this Warrant is unchanged.

          3.8 Fractional Warrant Shares. No fractional Warrant Shares shall be issuable upon the exercise of this Warrant, and the number of Warrant Shares to be issued shall be rounded down to the nearest whole Share.

          3.9 Certificate as to Adjustments. Upon any adjustment of the Exercise Price, the Company, at its expense, shall compute such adjustment and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

          3.10 No Rights of Shareholders. This Warrant does not entitle Holder to any voting rights or any other rights as a shareholder of the Company prior to the exercise of Holder's right to purchase Warrant Shares as provided herein.

                                    ARTICLE 4
                  REPRESENTATIONS AND COVENANTS OF THE COMPANY

          4.1 Representations and Warranties. The Company hereby represents and warrants to Holder that all Warrant Shares which may be issued upon the exercise of the purchase right represented by this Warrant Certificate, shall, upon issuance, be duly authorized, validly issued, fully paid and nonasessable, and free of any liens and encumbrances.

          4.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of Common Stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

          4.3 Information Rights. So long as Holder holds this Warrant and/or any of the Warrant Shares, the Company shall deliver to Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days of their availability, the annual audited financial statements of the Company certified by independent public accountants of recognized standing, and (c) within forty-five (45) days after the end of each fiscal quarter or each fiscal year, the Company's quarterly, unaudited financial statements.

          4.4 Reservation of Warrant Shares. The Company has reserved and will keep available, out of the authorized and unissued Warrant Shares of Common Stock, the full number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by this Warrant.

          4.5 Registration Rights. If Holder exercises this Warrant and purchases some or all of the Warrant Shares, Holder shall have the Registration Rights set forth in that certain Registration Rights Agreement executed concurrently therewith.

                                   ARTICLE 5
                   REPRESENTATIONS AND COVENANTS OF THE HOLDER

          5.1 Private Issue. Holder understands (i) that the Warrant Shares issuable upon exercise of Holder's rights contained in this Warrant Certificate are not registered under the Securities Act of 1933, as amended (the "Securities Act") or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Certificate will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on Holder's representations set forth in this Article 5.

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

          5.2 Financial Risk. Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

          5.3 Risk of No Registration. Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to
Section 12 of the Securities Act, or file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934 , or if a registration statement covering the securities under the Securities Act is not in effect when it desires to sell
(i) the right to purchase the Warrant Shares pursuant to the Warrant, or (ii) the Warrant Shares issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period.

          5.4 Accredited Investor. Holder is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          5.5 Investment. Holder is purchasing the Warrant and the Warrant Shares for its own account, for investment purposes only and not with a view toward or in connection with the public sale or distribution thereof in violation of the Securities Act.

                                    ARTICLE 6
                                  MISCELLANEOUS

          6.1 Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or after the Conversion Date and on or before June 9, 2006.

          6.2 Compliance with Securities Laws on Transfer. This Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder.

          6.3 Transfer Procedure. Holder shall have the right without the consent of the Company to transfer or assign in whole or in part this Warrant and the Warrant Shares issuable upon exercise of this Warrant, provided such transfer is in compliance with Federal and state securities laws. Holder agrees that unless there is in effect a registration statement under the Securities Act covering the proposed transfer of all or part of this Warrant, prior to any such proposed transfer the Holder shall give written notice thereof to the Company (a "Transfer Notice"). Each Transfer Notice shall describe the manner and circumstances of the proposed transfer in reasonable detail and, if the Company so requests, shall be accompanied by an opinion of legal counsel, in a form reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration under the Securities Act; provided that the Company will not require opinions of counsel for transactions involving transfers to affiliates or pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, except in unusual circumstances.

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

          6.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

         if  to the Company, to:

         Integrated Surgical Systems, Inc.
         1850 Research Park Drive
         Davis, CA 95616
         Telephone:        530-792-2600
         Facsimile:        530-792-2690

         With a copy to:

         Snow Becker Krauss P.C.
         605 3rd Avenue
         New York, NY 10158
         Telephone:        212-687-3860
         Facsimile:        212-949-7052
         Attn:     Jack Becker, Esq.


         if to the Holder, to:

         Golden Gate Investors, Inc.
         7817 Herschel Avenue, Suite 200
         La Jolla, CA 92037
         Telephone:        858-551-8789
         Facsimile:        858-551-8779

or at such other address as the Company shall have furnished to the Holder. Each such notice or other communication shall for all purposes of this agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

          6.5 Counterparts. This Warrant Certificate may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Facsimile execution shall be deemed originals.

          6.6 Waiver. This Warrant Certificate and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          6.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant Certificate, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys fees.

          6.8 Governing Law; Jurisdiction. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law. Each of the parties hereto consents to the jurisdiction of the federal courts whose districts encompass any part of the City of San Diego or the state courts of the State of California sitting in the City of San Diego in connection with any dispute arising under this Warrant Certificate and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

          6.9 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transactions hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant Certificate will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant Certificate, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant Certificate and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

     IN WITNESS WHEREOF, the parties hereto have duly caused this Warrant Certificate to be executed and delivered on the first date set forth above.



Integrated Surgical Systems, Inc.             Golden Gate Investors, Inc.

By: /s/ RAMESH C. TRIVEDI                     By: /s/ TRAVIS W. HUFF
    -------------------------                     -------------------------
    Ramesh C. Trivedi,                            Travis W. Huff,
    President and CEO                             Portfolio Manager








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Initials                                                                Initials

                                   APPENDIX 1

                           WARRANT NOTICE OF EXERCISE

     1. The undersigned hereby elects to purchase _____ shares of the Common Stock of Integrated Surgical Systems, Inc. pursuant to the terms of the Warrant Certificate dated June ___, 2004.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                              ---------------------
                              ---------------------
                              ---------------------
                               (Name and Address)

     3. The undersigned makes the representations and covenants set forth in
Article 5 of the Warrant Certificate.



--------------------------------
(Signature)

--------------------------------
(Date)

                      ADDENDUM TO CONVERTIBLE DEBENTURE AND
                        WARRANT TO PURCHASE COMMON STOCK


This Addendum to Convertible Debenture and Warrant tp Purchase Stock ("Addendum") is entered into on the 9th day of June 2004 by and between Integrated Surgical Systems, Inc., a Delaware corporation ("Integratede"), and Golden Gate Investors, Inc., a California Corporation ("GGI").

WHEREAS, GGI and Integrated are parties to that certain 6 3/4 % Convertible Debenture dated as of June 9, 2004 ("Debenture"); and

WHEREAS, GGI and Integrated are parties to that certain Warrant to Purchase Common Stock dated as of June9, 2004 ("Warrant"); and

WHEREAS, the parties desire to amend the Debenture and Warrants in certain respects.

NOW, THEREFORE, in consideration of mutual promises and convenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Integrated and GGI, agree as follows:

1. All terms used herein and not otherwise defined herein shall have the definitions se forth in the debenture

2. When the Debenture Principle Amount declines below $50,000, LJCI shall be permitted, for a period of 90 days, to add up to $100,000 of additional pricipal to the Debenture, on the same terms and conditions as the Debenture.

3. Except as specifically amended herein, all other terms and conditions of the Debenture and Warrant shall remain in full force and effect.

IN WITNESS WHEREOF, Integrated and GGI have caused this Addendum to be signed by its duly authorized officers on the date first set forth above.

Integrated Surgical Systems, Inc.             Golden Gate Investors, Inc.

By: /s/ RAMESH C. TRIVEDI                     By: /s/ TRAVIS W. HUFF
    -------------------------------               ------------------------------
    Ramesh C. Trivedi                             Travis W. Huff,
    President and CEO                             Portfolio Manager